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July 7, 2005                                     Mayer, Brown, Rowe & Maw LLP
                                                 1675 Broadway
                                                 New York, New York  10019-5820

                                                 Main Tel (212) 506-2500
                                                 Main Fax (212) 262-1910
                                                 www.mayerbrownrowe.com

Stanwich Asset Acceptance Company, L.L.C.
Nine Greenwich Office Park
Greenwich, Connecticut 06831

Ladies and Gentlemen:

         We have acted as special counsel for Stanwich Asset Acceptance Company,
L.L.C. in connection with the Registration Statement on Form S-3, which registration statement was filed with the Securities Exchange Commission (the
"Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), on May 3, 2005 and as amended as of the date hereof (the "Registration
Statement"). The prospectus identified in the Registration Statement (the
"Prospectus") describes Asset Backed Securities (the "Securities") to be sold by
Stanwich Asset Acceptance Company, L.L.C. (the "Depositor") in one or more series (each, a "Series") of Securities. Each Series of Securities will be issued under a separate Pooling and Servicing Agreement (each the "Agreement")
among the Depositor, a servicer (a "Servicer"), a trustee (a "Trustee") and such other parties to be identified in the prospectus supplement identified in the
Registration Statement (each, a "Prospectus Supplement") for each respective
Series. We have examined the Registration Statement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Securities to an original purchaser that appears under the heading "Material Federal Income Tax Consequences" in the
Prospectus (the "Tax Description"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

         We have assumed for the purposes of the opinions set forth below that the Securities will be issued in Series created as described in the Registration
Statement and that the Securities will be sold by you for reasonably equivalent consideration. We have also assumed that the Agreement and the Securities will be duly authorized by all necessary corporate action and that the Securities will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Agreement. In addition, we have assumed that the parties to each Agreement will satisfy their respective obligations thereunder. We express no opinion with respect to any Series of Securities for which we do not act as counsel to you.

         The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, current positions of the Internal Revenue
Service (the "IRS") contained in published Revenue Rulings and Revenue
Procedures, current administrative positions of the IRS and

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          Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "Material Federal Income Tax
Consequences" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

         On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

         1. When a Pooling and Servicing Agreement for a Series of Securities
has been duly and validly authorized, executed and delivered by the Depositor, the Servicer and the Trustee and any parties thereto, and the Securities of such
Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Securities will be legally and validly issued, fully paid and nonassessable, and the holders of such Securities will be entitled to the benefits of such Pooling and Servicing Agreement.

         2. While the Tax Description does not purport to discuss all possible
Federal income tax ramifications of the purchase, ownership, and disposition of the Securities, particularly to purchasers subject to special rules under the
Internal Revenue Code of 1986, it constitutes, in all material respects, a fair and accurate summary of such Federal income tax consequences under present
Federal income tax law. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions. We note, however, that the forms of
Prospectus Supplement filed herewith do not relate to a specific transaction.
Accordingly, the above-referenced description of the selected Federal income tax consequences may, under certain circumstances, require modification when an actual transaction is undertaken.

         We hereby consent to the filing of this letter as an exhibit to the
Registration Statement and to the reference to our firm in the Prospectus under the caption "Material Federal Income Tax Consequences" and "Legal Matters". In
giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and
Exchange Commission issued thereunder, with respect to any part of the
Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,

/s/ Mayer, Brown, Rowe & Maw LLP

Mayer, Brown, Rowe & Maw LLP